Exhibit 99.1

Maze Therapeutics Reports Third Quarter 2026 Financial Results and Recent Highlights

Enrollment completed in Phase 2 HORIZON trial of MZE829; data from all three cohorts expected in early 2027

Enrollment ongoing in Phase 2 CIPheR trial of MZE782 in PKU; topline data expected in 2027

Phase 2 trial of MZE782 in CKD on track for H1 2027 initiation

Strong balance sheet with $477 million in cash, cash equivalents and marketable securities as of September 30, 2026 supports expected runway into 2029

SOUTH SAN FRANCISCO, Calif., November 9, 2026 (GLOBE NEWSWIRE) – Maze Therapeutics, Inc. (Nasdaq: MAZE), a clinical-stage biopharmaceutical company developing small molecule precision medicines for patients with kidney and metabolic diseases, today reported financial results for the third quarter ended September 30, 2026, highlighting recent progress and business updates.

“Completing enrollment in HORIZON with more than 50 patients across three cohorts marks an important milestone for MZE829 and exceeded our target enrollment of 10-15 patients per cohort,” said Jason Coloma, Ph.D., chief executive officer of Maze. “HORIZON gives us the opportunity to generate a robust dataset across three distinct AMKD patient populations, including patients with and without diabetes and those with FSGS, and provide a comprehensive view of MZE829’s potential as a best-in-class therapy for a broad AMKD population, supported by its differentiated dual mechanism of action. We are encouraged by the previously reported clinically meaningful uACR reductions demonstrated among 12 efficacy-evaluable patients in an interim data cut from HORIZON, look forward to reporting the complete HORIZON dataset in early 2027, and plan to use these results to inform our pivotal program. We are also making strong progress with MZE782 with respect to both continued enrollment in the Phase 2 CIPheR trial in PKU and advancement of our plans to initiate a Phase 2 CKD trial in the first half of 2027.”

Program Progress and Anticipated Milestones

MZE829 for APOL1-Mediated Kidney Disease (AMKD)

MZE829 is an oral, small molecule, dual-mechanism APOL1 inhibitor that Maze is advancing as a potential treatment for patients with AMKD, a subset of chronic kidney disease (CKD) estimated to affect over one million people in the United States alone.

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Enrollment for the Phase 2 HORIZON trial evaluating MZE829 in more than 50 patients in a broad AMKD population is complete and exceeded the target enrollment range of 10-15 patients per cohort as previously guided.
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Previously reported interim HORIZON data demonstrated clinically meaningful uACR reductions at 12 weeks among 12 efficacy-evaluable AMKD patients.
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In early 2027, Maze expects to announce the final data from HORIZON which is designed to evaluate the potential of MZE829 to treat each of three AMKD patient subgroups: AMKD without diabetes, AMKD with diabetes and AMKD with focal segmental glomerulosclerosis (FSGS).
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Subject to regulatory feedback, Maze plans to initiate a pivotal trial in the first half of 2027.

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In October 2026, Maze delivered an oral presentation of previously reported data from the Phase 2 HORIZON trial at the American Society of Nephrology (ASN) Kidney Week, held October 21–25, 2026, in Denver, Colorado.

MZE782 for Phenylketonuria (PKU) and CKD

MZE782 is an oral, small molecule targeting the solute transporter SLC6A19, which, in previously reported Phase 1 results, demonstrated a 42-fold increase in urinary phenylalanine excretion in healthy volunteers and a dose-dependent eGFR dip suggestive of kidney-protective potential. These data along with other preclinical supporting evidence suggest that MZE782 has the potential to be both a best-in-class therapy for patients with PKU, an inherited metabolic disorder, and a first-in-class treatment for the estimated five million U.S. patients with CKD who inadequately respond to currently available CKD therapies.

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Enrollment is ongoing in the Phase 2 CIPheR proof-of-concept trial of MZE782 evaluating plasma phenylalanine (Phe) reduction in PKU. Topline data from the trial is expected in 2027.
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Maze plans to initiate a Phase 2 proof-of-concept trial of MZE782 evaluating proteinuria reduction in CKD in the first half of 2027.
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In October 2026, Maze presented two posters highlighting preclinical research further supporting MZE782’s mechanism of SLC6A19 inhibition as a potential therapeutic approach for CKD at ASN Kidney Week.

Recent Corporate Highlights

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In August 2026, Maze announced the appointments of Paula Johnson, M.D., M.P.H., and Sophie Kornowski, Pharm.D., M.B.A., to its Board of Directors. Dr. Johnson and Dr. Kornowski each bring decades of biopharmaceutical industry and clinical experience.

Third Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $477.0 million as of September 30, 2026, compared to $360.0 million as of December 31, 2025. Maze expects that its current cash, cash equivalents and marketable securities will fund operations into 2029 based on its current business plan.

License Revenue: No license revenue and $20.0 million in license revenue was recognized for the three and nine months ended September 30, 2026, respectively, and no license revenue was recognized for the same periods in 2025. License revenue recognized in 2026 reflects the achievement of a milestone in the first quarter of 2026 pursuant to the exclusive license agreement with Shionogi & Co., Ltd. for the rights to MZE001, an investigational oral glycogen synthase 1 (GYS1) inhibitor that aims to address Pompe disease by limiting disease-causing glycogen buildup.

Research & Development (R&D) Expenses: R&D expenses for the three and nine months ended September 30, 2026 were $40.2 million and $109.3 million, respectively, and $25.2 million and $80.9 million for the same periods in 2025. The increase primarily reflects higher expenses related to the progression of our MZE829 and MZE782 clinical development programs and higher personnel-related costs, including non-cash stock-based compensation expense.

General & Administrative (G&A) Expenses: G&A expenses for the three and nine months ended September 30, 2026 were $11.3 million and $36.8 million, respectively, and $7.8 million and $24.0 million for the same periods in 2025. The increase primarily reflects higher personnel-related expenses, including non-cash stock-based compensation expense, and costs for professional services.

Net Loss: Net loss for the three and nine months ended September 30, 2026 was $48.0 million, or $0.79 per share, and $116.9 million, or $2.02 per share, respectively, compared to net loss of $30.1 million, or $0.66 per share, and $96.6 million, or $2.45 per share, for the same periods in 2025.

About Maze Therapeutics

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel small molecule precision medicines for patients with kidney and metabolic diseases. Guided by its Compass™ platform, Maze pursues genetically validated targets by integrating variant discovery and functionalization to discover and advance small molecule programs with first- or best-in-class potential. Maze’s pipeline is led by MZE829, a dual-mechanism APOL1 inhibitor in Phase 2 development for APOL1-mediated kidney disease (AMKD), and MZE782, a SLC6A19 inhibitor in Phase 2 development with the potential to treat both phenylketonuria (PKU) and chronic kidney disease (CKD). Maze is headquartered in South San Francisco. For more information, please visit mazetx.com, or follow Maze on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the company’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AMKD or other indications, the ability of MZE782 to treat PKU, CKD or other indications, the planned timing of the company’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutic candidates, and the company’s expected cash runway. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

IR/Corporate Contact:

Argot Partners

maze@argotpartners.com

Media Contact:

Amanda Lazaro, 1AB Media

amanda@1ABMedia.com

Maze Therapeutics, Inc.

Select Condensed Financial Information

(in thousands, except share and per share amounts)

(unaudited)

Condensed Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
License revenue	$—	$—	$20,000	$—

Operating expenses:
Research and development	40,220	25,190	109,308	80,878
General and administrative	11,297	7,775	36,797	23,962
Total operating expenses	51,517	32,965	146,105	104,840
Loss from operations	(51,517)	(32,965)	(126,105)	(104,840)
Other income (expense):
Interest and other income, net	4,523	2,878	11,973	8,288
Interest expense	(975)	—	(2,772)	—
Total other income, net	3,548	2,878	9,201	8,288
Net loss	$(47,969)	$(30,087)	$(116,904)	$(96,552)
Net loss per share, basic and diluted	$(0.79)	$(0.66)	$(2.02)	$(2.45)
Weighted-average shares of common stock outstanding used to compute net loss per share, basic and diluted	60,864,851	45,779,577	57,944,856	39,464,634

Condensed Balance Sheet Data

	September 30,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$476,982	$360,031
Total assets	$511,557	$397,127
Total liabilities	$83,012	$42,161
Total stockholders’ equity	$428,545	$354,966